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                                                                   EXHIBIT 10.15


                                LEASE AGREEMENT
                                 ---------------


LANDLORD:               SALARI ENTERPRISE LTD.

ADDRESS OF PREMISE:     1080 Howe Street, Suite 501, Vancouver, BC, V6Z 1P5

TENANT:                 CHEMOKINE THERAPEUTICS CORP.

TENANT'S ADDRESS:       2386 East Mall (UBC), Unit 208, Vancouver, BC, V6T 1Z3

TERM:                   Five (5) years.

COMMENCEMENT DATE:      January 01, 2003

BASIC RENT:             $2,000 per month, plus GST ($2,000 + $140; total $2,140)


SCOPE OF ACTIVITY:      Biopharmaceutical business activity

PARKING PERMIT:         One (1) parking included in the price, (slot #11)

DEPOSIT:                One (1) month; $2,070

LANDLORD'S WORK:        Tenant is responsible for all the improvement costs.

RENEWAL TERM:           One (1) Option to Renew for a term of 1 year.

EARLY TERMINATION;      Tenant has the right to terminate the Lease at any time
prior to the end of the Term. However, Tenant is responsible for the full payment of the remaining Lease from the date of early termination notice to the end of the 5-year term.

The parties in consideration of the covenants and agreements in this Lease contained, covenant and agree each with the other that the terms herein shall form the Lease Agreement, and the parties shall be bound by the same. The Laws of the Province of British Columbia govern this Agreement.

IN WITNESS WHEREOF the Landlords, the Tenant have executed this Lease as of the 01st day of January 2003.

Landlord:                                         Tenant:
SALARI ENTERPRISES LTD.                           CHEMOKINE THERAPEUTICS CORP.

/s/ Hassan Salari                                 /s/ Walter Korz

Authorized Signatory                              Authorized Signatory